Exhibit 99.1

Contact:

Primo Water Corporation

David Mills, Chief Financial Officer

(336) 331-4000

ICR Inc.

Katie Turner

(646) 277-1228

Primo Water Announces Third Quarter Financial Results

Reports Third Quarter 2019 Net Sales Growth of 6.4%, at High-End of Company Expectations

WINSTON-SALEM, N.C., November 5, 2019 -- Primo Water Corporation (Nasdaq: PRMW) today reported financial results for the third quarter and nine months ended September 30, 2019. In a separate press release issued today, the Company also announced that Matt Sheehan was terminated as President and Chief Executive Officer and that Billy D. Prim, the Company’s Founder, Executive Chairman, and former Chairman & CEO, has been appointed Interim President and CEO, effective immediately.

Business Highlights:

●	Net sales increased 6.4% to $87.0 million

●	Adjusted net sales, excluding ice results, increased 10.5%

●	Exchange net sales increased 12.7% to a record $24.2 million

●	Dispenser net sales increased 53.1% to a record $18.3 million

●	U.S. Exchange same-store-sales unit growth of 18.3%

●	Record Dispenser sell-thru units of 236,000

(All comparisons above are with respect to the third quarter ended September 30, 2018)

“We generated another quarter of growth in sales fueled by stronger than expected results in our Dispenser and Exchange businesses,” commented Billy D. Prim, Primo Water’s Executive Chairman, Interim President and CEO.  “The consistent sales growth in both Dispensers and Exchange along with an improving Refill business gives us confidence in future sales growth. Our adjusted EBITDA miss is unacceptable, especially in light of this top-line performance, and we are re-committing ourselves to better management of the controllable aspects of our business to drive sustainable and profitable growth and value for our shareholders.”

Third Quarter Results

Net sales increased 6.4% to $87.0 million from $81.8 million for the prior year quarter, at the high-end of the Company’s quarterly guidance. Net sales adjusted for the June 2019 sale of the Company’s Ice assets (“Adjusted Net Sales”) increased 10.5% to $87.0 million from $78.7 million for the prior year quarter.

Dispenser segment net sales increased 53.1% to $18.3 million from $11.9 million for the prior year quarter, driven by record consumer demand, or sell-thru of 236,000 units, as well as the timing of shipments as retailers prepare for fourth quarter promotions.

Exchange net sales increased 12.7% to $24.2 million from $21.5 million for the prior year quarter, driven by continued strength in U.S. same-store unit sales, which increased to a 2019 high of 18.3%.

Refill net sales were $44.5 million compared to $48.3 million for the prior year quarter, primarily due to the sale of the Company’s Ice assets. Adjusted Net Sales for Refill, excluding the Ice results, decreased 1.8% due to fewer locations and lower overall sales volumes.

Gross margin percentage was 25.6%, compared to 28.7% for the prior year quarter. The decrease was a result of the increase in sales mix for Dispensers, which represented 21.0% of total sales compared to 14.6% in the prior year quarter, as well as lower margins in Refill and Exchange. Dispenser gross margin for the quarter decreased to 3.5% from 5.2% primarily as a result of changes in product and customer mix. Exchange gross margin decreased to 29.8% from 31.1%, primarily related to the increased investments in the free water program. Refill gross margin for the quarter decreased to 32.4% from 33.4%, primarily the result of the lower volume and incremental operating costs related to addressing downtime.

Selling, general and administrative (“SG&A”) expenses increased to $8.0 million from $7.4 million for the prior year quarter, primarily due to increased non-cash, stock-based compensation. Adjusted SG&A, excluding non-cash, stock-based compensation, decreased 4.3% to $7.0 million or 8.1% of net sales, from $7.3 million or 9.0% of net sales for the prior year quarter.

Interest expense increased to $3.4 million from $2.5 million for the prior year quarter. The increase was due primarily to a $0.8 million non-cash charge related to the change in fair market value of an interest rate swap.

Net income was $2.6 million, or $0.06 per diluted share, compared to a net loss of $58.2 million, or $1.45 per diluted share in the prior year quarter. The prior year quarter was impacted by $67.9 million of impairment losses. Adjusted net income, a non-U.S. GAAP measure, was $4.3 million, or $0.10 per diluted share, compared to adjusted net income of $7.5 million, or $0.18 per diluted share, for the prior year quarter.

Adjusted EBITDA, a non-U.S. GAAP measure, was $15.4 million compared to $16.2 million for the prior year quarter.

Outlook

For the full year 2019, the Company now expects net sales of $312.0 million to $316.0 million and adjusted EBITDA of $50.0 million to $52.0 million for the full year, based on its third quarter results and trends and continued investment in promotional activities for the fourth quarter.

For the fourth quarter of 2019, the Company expects net sales of $75.7 million to $79.7 million and adjusted EBITDA of $11.5 million to $13.5 million.

The Company does not provide guidance for the most directly comparable GAAP measure to adjusted EBITDA, net income, and similarly cannot provide a reconciliation between its forecasted adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates, which include interest expense and special items. These items, among others, are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

CEO Transition

The Board has retained a leading global executive search firm to assist the Board in identifying a CEO with the capabilities and experience aligned with the Company’s strategic priorities.

Conference Call and Webcast

The Company will host a conference call with Susan Cates, Lead Independent Director, Billy Prim, Executive Chairman, Interim President and CEO, and David Mills, Chief Financial Officer, to discuss its leadership transition and financial results at 4:30 p.m. ET today, November 5, 2019. The call will be broadcast live over the Internet hosted at the Investor Relations section of Primo Water's website at www.primowater.com, and will be archived online through November 19, 2019. In addition, listeners may dial (866) 712-2329 in North America, and international listeners may dial (253) 237-1244.

About Primo Water Corporation

Primo Water Corporation (Nasdaq: PRMW) is an environmentally and ethically responsible company with the purpose of inspiring healthier lives through better water. Primo is North America's leading single source provider of water dispensers, multi-gallon purified bottled water, and self-service refill drinking water. Primo’s Dispensers, Exchange and Refill products are available in over 45,000 retail locations and online throughout the United States and Canada. For more information and to learn more about Primo Water, please visit our website at www.primowater.com.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. These statements include the Company’s financial guidance, including the impact thereon of third quarter results and trends and continued investment in promotional activities for the fourth quarter; our confidence in future sales growth and our re-commitment to better management of the controllable aspects of our business to drive sustainable and profitable growth and value for our shareholders. These statements can otherwise be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," “predict,” "project," “seek,” "should," "would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated herein. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the inability to hire or a prolonged delay in hiring a new CEO; the loss of major retail customers of the Company or the reduction in volume or change in timing of purchases by major retail customers; the consolidation of retail customers and disruption of the retail business model; lower than anticipated consumer and retailer acceptance of and demand for the Company's products and services; difficulties realizing expected growth in Refill sales volume and net sales from operational issues related to downtime of certain Refill machines, and the potential that increases in Refill prices will be offset by lower Refill sales volume; the highly competitive environment in which we operate and the entry of a competitor with greater resources into the marketplace; risks that we may incur operating losses in the future; competition and other business conditions in the water and water dispenser industries in general; adverse changes in the Company's relationships with its independent bottlers, distributors and suppliers in its Exchange business; the potential that our distributors do not perform to our retailers’ expectations, that we may have difficulty managing our distributor operations or that we or our distributors are not able to manage our growth effectively; our inability to obtain capital when desired on favorable terms, if at all, and the potential dilution such capital acquisition may have on our existing stockholders; the loss of key Company personnel; risks related to fluctuations in currency exchange rates and international political uncertainties, particularly with China; risks associated with the Company’s potential expansion into international markets, and our recent entrance into a partnership with a third party in Mexico related to Mexico refill operations, that could be harmful to our business and operations; recently imposed tariffs that cover certain of our products, the potential for increases in existing tariffs or new tariffs, which may materially adversely affect our business, and other potential changes in international trade relations implemented by the U.S. presidential administration; risks related to contamination of the water we sell; the risks posed to our Refill business by electrical outages, localized municipal tap water system shut-downs, “boil water” directives or increases in the cost of electricity or municipal tap water; the misuse of components of our Dispensers by end users; interruption or disruption of our supply chain, distribution channels, bottling and distribution network or third-party service providers; the Company’s experiencing product liability, product recall or higher than anticipated rates of sales returns associated with product quality or safety issues; dependence on key management information systems; risks related to cyber breaches, cybersecurity lapses or a failure or corruption of one or more of our key information technology systems, networks, processes, associated sites or service providers, and our ability to maintain confidential or credit card information of third parties or other private data relating to the Company, its employees or any third party; changes related to the phase-out of LIBOR; risks related to inventory loss and theft of inventory and cash; the impact of impairment of intangibles on our results of operations; risks related to the brand unification in our Refill segment; our ability to effectively implement certain strategic marketing and brand activation strategies, the incurrence of potentially significant and unanticipated costs, resources and time associated with the development and implementation of new marketing and brand activation strategies, and the risk that such strategies are ultimately ineffective; our ability to build and maintain our brand image and corporate reputation; the Company's inability to efficiently expand operations and capacity to meet growth; the Company's inability to develop, introduce and produce new product offerings within the anticipated timeframe or at all; general economic conditions; the possible adverse effects that decreased discretionary consumer spending may have on the Company’s business; risks related to acquisitions and investments in new product lines, business or technologies; risks related to activist stockholders, including the incurrence of substantial costs, diversion of management’s attention and resources and the related impacts on our business; changes in the regulatory framework governing the Company's business; significant liabilities or costs associated with litigation or other legal proceedings; the possibility that our ability to use our net operating loss carryforwards in the United States may be limited; the restrictions imposed upon our business as a result of the restrictive covenants contained in our credit agreements; the Company’s inability to comply with its covenants in its credit facility; the possibility that we may fail to generate sufficient cash flow to service our debt obligations; the negative effects that global capital and credit market issues may have on our liquidity; the costs of borrowing on our operations as well as other risks described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on March 6, 2019 and its subsequent filings under the Securities Exchange Act of 1934. Forward-looking statements reflect management's analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases or as otherwise required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

To supplement its financial statements, the Company provides investors with information related to adjusted EBITDA, adjusted net income, adjusted SG&A, adjusted net sales and adjusted net sales for Refill, which are not financial measures calculated in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). Adjusted EBITDA is calculated as net (loss) income before depreciation and amortization; interest expense, net; income tax benefit; change in fair value of warrant liability; non-cash, stock-based compensation expense; special items; and impairment charges and other. Adjusted net income is defined as net (loss) income less income tax benefit; non-cash, stock-based compensation expense; special items; impairment charges and other; and debt refinancing costs. Adjusted SG&A is defined as SG&A less non-cash, stock-based compensation expense. Adjusted net sales is calculated as total net sales less net sales related to the ice assets sold in June 2019. Adjusted net sales for Refill is calculated as Refill segment net sales less net sales related to the ice assets sold in June 2019. The Company believes these non-U.S. GAAP financial measures provide useful information to management, investors and financial analysts regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Management uses these non-U.S. GAAP financial measures to compare the Company's performance to that of prior periods for trend analyses and planning purposes. These non-U.S. GAAP financial measures are also presented to the Company’s Board of Directors and adjusted EBITDA is used in its credit agreements.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. These non-U.S. GAAP measures exclude significant expenses that are required by U.S. GAAP to be recorded in the Company's financial statements and are subject to inherent limitations.

FINANCIAL TABLES TO FOLLOW

Primo Water Corporation
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Net sales	$86,967	$81,770	$236,275	$231,231
Operating costs and expenses:
Cost of sales	64,694	58,312	174,418	164,462
Selling, general and administrative expenses	8,007	7,369	27,105	26,169
Special items	827	139	2,240	626
Depreciation and amortization	7,657	6,194	21,499	18,365
Impairment charges and other	(217)	67,940	109	68,184
Total operating costs and expenses	80,968	139,954	225,371	277,806
Income (loss) from operations	5,999	(58,184)	10,904	(46,575)
Interest expense, net	3,378	2,465	8,680	18,909
Income (loss) before income taxes	2,621	(60,649)	2,224	(65,484)
Income tax benefit	–	(2,411)	–	(8,907)
Net income (loss)	$2,621	$(58,238)	$2,224	$(56,577)

Earnings (loss) per common share:
Basic	$0.06	$(1.45)	$0.06	$(1.55)
Diluted	$0.06	$(1.45)	$0.05	$(1.55)

Weighted average shares used in computing earnings (loss) per share:
Basic	40,515	40,072	40,400	36,410
Diluted	41,112	40,072	41,096	36,410

Primo Water Corporation
Segment Information
(Unaudited; in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Segment net sales:
Refill	$44,475	$48,330	$125,076	$134,542
Exchange	24,234	21,513	64,590	59,777
Dispensers	18,258	11,927	46,609	36,912
	$86,967	$81,770	$236,275	$231,231

Segment income from operations:
Refill	$12,813	$14,565	$34,373	$40,043
Exchange	6,668	6,274	18,030	17,567
Dispensers	175	323	1,884	2,309
Corporate	(5,390)	(5,073)	(19,535)	(19,319)
Special items	(827)	(139)	(2,240)	(626)
Depreciation and amortization	(7,657)	(6,194)	(21,499)	(18,365)
Impairment charges and other	217	(67,940)	(109)	(68,184)
	$5,999	$(58,184)	$10,904	$(46,575)

Segment gross margin:
Refill	32.4%	33.4%	31.1%	33.2%
Exchange	29.8%	31.1%	30.4%	31.7%
Dispensers	3.5%	5.2%	7.1%	8.5%
Total gross margin	25.6%	28.7%	26.2%	28.9%

Other:
Exchange U.S. same-store unit growth	18.3%	10.4%	15.2%	9.9%

Refill five-gallon equivalent units	24,846	25,613	68,128	73,949
Exchange five-gallon equivalent units	5,143	4,469	13,710	12,355

Sell-thru of Dispenser units	236	187	639	567

Locations:
Refill (Excluding Ice)	23,100	24,900
Exchange	13,800	13,200
Dispensers	8,700	7,300
Total (Excluding Ice)	45,600	45,400

Primo Water Corporation
Condensed Consolidated Balance Sheets
(Unaudited; in thousands, except par value data)

	September 30,	December 31,
	2019	2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,021	$7,301
Accounts receivable, net	27,026	19,179
Inventories	11,878	9,965
Prepaid expenses and other current assets	7,425	7,004
Total current assets	48,350	43,449

Bottles, net	5,738	4,618
Property and equipment, net	108,162	95,627
Operating lease right-of-use assets	5,006	–
Intangible assets, net	74,469	78,671
Goodwill	94,746	91,814
Note receivable, net of current portion	3,094	–
Other assets	663	661
Assets held-for-sale at fair value	–	5,288
Total assets	$340,228	$320,128

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$31,583	$25,191
Accrued expenses and other current liabilities	9,241	8,274
Current portion of long-term debt and finance leases	11,562	11,159
Total current liabilities	52,386	44,624

Long-term debt and finance leases, net of current portion and debt issuance costs	186,638	178,966
Operating leases, net of current portion	3,192	–
Other long-term liabilities	1,157	607
Liabilities held-for-sale at fair value	–	1,438
Total liabilities	243,373	225,635

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value - 10,000 shares authorized, none issued and outstanding	–	–
Common stock, $0.001 par value - 70,000 shares authorized, 39,228 and 38,567 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	39	39
Additional paid-in capital	424,935	424,635
Accumulated deficit	(326,702)	(328,599)
Accumulated other comprehensive loss	(1,417)	(1,582)
Total stockholders’ equity	96,855	94,493
Total liabilities and stockholders’ equity	$340,228	$320,128

Primo Water Corporation
Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$2,224	$(56,577)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	21,499	18,365
Impairment charges and other	109	68,184
Stock-based compensation expense	3,479	2,710
Non-cash interest expense	1,005	2,547
Bad debt expense	78	170
Deferred income tax benefit	–	(8,907)
Realized foreign currency exchange (gain) loss and other, net	(364)	338
Changes in operating assets and liabilities:
Accounts receivable	(7,886)	(5,724)
Inventories	(1,907)	(3,431)
Prepaid expenses and other current assets	(185)	(618)
Operating lease right-of-use assets	862	–
Book overdraft	1,144	1,023
Accounts payable	4,832	6,523
Accrued expenses and other current liabilities	(1,004)	(796)
Operating lease liabilities	(816)	–
Net cash provided by operating activities	23,070	23,807

Cash flows from investing activities:
Purchases of property and equipment, net	(18,484)	(14,200)
Purchases of bottles, net of disposals	(3,314)	(1,596)
Proceeds from the sale of property and equipment	855	227
Proceeds from the sale of Ice Assets	400	–
Proceeds from redemption of investment in Glacier securities	–	6,277
Acquisitions, net cash acquired	(6,283)	–
Additions to intangible assets	(29)	(975)
Net cash used in investing activities	(26,855)	(10,267)

Cash flows from financing activities:
Borrowings under Revolving Credit Facilities	44,000	29,000
Payments under Revolving Credit Facilities	(33,000)	(29,000)
Borrowings under Term loans	–	190,000
Payments under Term loans	(7,125)	(186,515)
Payments upon redemption of Junior Subordinated Debentures	–	(87,629)
Finance lease payments	(2,219)	(1,190)
Proceeds from common stock issuance, net of costs	–	70,791
Proceeds from warrant exercises, net	68	12,150
Stock option and employee stock purchase activity	762	1,589
Payments for taxes related to net share settlement of equity awards	(4,009)	(11,013)
Debt issuance costs and other	–	(1,671)
Net cash used in financing activities	(1,523)	(13,488)

Effect of exchange rate changes on cash and cash equivalents	28	(8)
Net (decrease) increase in cash and cash equivalents	(5,280)	44
Cash and cash equivalents, beginning of year	7,301	5,586
Cash and cash equivalents, end of period	$2,021	$5,630

Supplemental cash flow information:
Promissory note received in exchange for sale of ice assets	$3,294	$–
Cash paid for interest	$2,487	$2,340

Primo Water Corporation
Non-GAAP EBITDA and Adjusted EBITDA Reconciliation
(Unaudited; in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Net income (loss)	$2,621	$(58,238)	$2,224	$(56,577)
Depreciation and amortization	7,657	6,194	21,499	18,365
Interest expense, net	3,378	2,465	8,680	18,909
Income tax benefit	–	(2,411)	–	(8,907)
EBITDA	13,656	(51,990)	32,403	(28,210)
Non-cash, stock-based compensation expense	987	31	3,479	2,710
Special items (1)	827	139	2,240	626
Impairment charges and other	(119)	68,044	405	68,444
Adjusted EBITDA	$15,351	$16,224	$38,527	$43,570

Primo Water Corporation
Non-GAAP Adjusted Net Income
(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Net income (loss)	$2,621	$(58,238)	$2,224	$(56,577)
Income tax benefit	–	(2,411)	–	(8,907)
Income (loss) before income taxes	2,621	(60,649)	2,224	(65,484)
Non-cash, stock-based compensation expense	987	31	3,479	2,710
Special items (1)	827	139	2,240	626
Impairment charges and other	(217)	67,940	109	68,184
Debt refinancing costs	–	–	–	6,864
Adjusted net income	$4,218	$7,461	$8,052	$12,900

Adjusted earnings per share:
Basic	$0.10	$0.19	$0.20	$0.35
Diluted	$0.10	$0.18	$0.20	$0.34

Weighted average shares used in computing adjusted earnings per share:
Basic	40,515	40,072	40,400	36,410
Diluted	41,112	41,084	41,096	37,605

(1) Within “Special items” are certain expense items which we do not believe to be indicative of our core operations, or we believe are significant to our current operating results warranting separate classification. These charges generally include (i) acquisition-related expenses including fees payable to financial, legal, accounting and other advisors, (ii) expenses associated with restructuring and other costs, and (iii) activist investor-related expense, including fees payable to legal and other advisors.

Primo Water Corporation
Non-GAAP Adjusted SG&A as a percentage of Net Sales
(Unaudited; in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Selling, general and administrative expenses	$8,007	$7,369	$27,105	$26,169
Less: Non-cash stock based compensation	(987)	(31)	(3,479)	(2,710)
Adjusted selling, general and administrative expenses	$7,020	$7,338	$23,626	$23,459

Net sales	$86,967	$81,770	$236,275	$231,231

Adjusted selling, general and administrative expenses as a percentage of net sales	8.1%	9.0%	10.0%	10.1%

Primo Water Corporation
Non-GAAP Adjusted Net Sales
(Unaudited; in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Net sales	$86,967	$81,770	$236,275	$231,231
Less: Ice net sales	–	(3,042)	(2,654)	(6,534)
Adjusted net sales	$86,967	$78,728	$233,621	$224,697

Primo Water Corporation
Non-GAAP Adjusted Net Sales, Refill Segment
(Unaudited; in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Refill segment net sales	$44,475	$48,330	$125,076	$134,542
Less: Ice net sales	–	(3,042)	(2,654)	(6,534)
Adjusted Refill segment net sales	$44,475	$45,288	$122,422	$128,008